EXHIBIT 4.15
SECOND SUPPLEMENTAL INDENTURE
US 4838685v.2
This Second Supplemental Indenture (this “Supplemental Indenture”), dated as of December 29, 2016, is by and among Vantage Energy Holdings, LLC, a Delaware limited liability company, Vantage Energy, LLC, a Delaware limited liability company, Vantage Energy II, LLC, a Delaware limited liability company, Vantage Energy Appalachia II LLC, a Delaware limited liability company, Vantage Energy Appalachia LLC, a Pennsylvania limited liability company, Vantage Energy Piceance LLC, a Delaware limited liability company, Vantage Energy Uinta LLC, a Delaware limited liability company, Vantage Fort Worth Energy LLC, a Delaware limited liability company, Vantage Energy II Alpha, LLC, a Delaware limited liability company (collectively, the “New Guarantors”), each a subsidiary of Rice Energy Operating LLC (the “Operating Company”), Rice Energy Inc., a Delaware corporation (the “Company”), the existing Guarantors (as defined in the Indenture referred to herein), the Operating Company and Wells Fargo Bank, National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Guarantors and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”
W I T N E S S E T H
WHEREAS, the Company, the Operating Company and the existing Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of March 26, 2015, relating to the 7.25% Senior Notes due 2023 (the “Securities”), as supplemented by the First Supplemental Indenture, dated October 19, 2016 (as so supplemented, the “Indenture”);
WHEREAS, Section 4.9 of the Indenture in certain circumstances requires the Company and the Operating Company to cause a newly acquired or created Restricted Subsidiary (i) to become a Guarantor by executing a supplemental indenture and (ii) to deliver an Opinion of Counsel to the Trustee as provided in such Section; and
WHEREAS, pursuant to Section 9.1 of the Indenture, the Company, the Operating Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder;
NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the other Guarantors, the Company, the Operating Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:
1.     CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.     AGREEMENT TO GUARANTEE. Each New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.
3.     EXECUTION AND DELIVERY. Each New Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.
4.     NEW YORK LAW TO GOVERN. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.
5.     COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.
6.     EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.     THE TRUSTEE. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated: December 29, 2016

NEW GUARANTORS:

VANTAGE ENERGY HOLDINGS, LLC,
VANTAGE ENERGY, LLC
VANTAGE ENERGY II, LLC
VANTAGE ENERGY APPALACHIA II LLC
VANTAGE ENERGY APPALACHIA LLC
VANTAGE ENERGY PICEANCE LLC
VANTAGE ENERGY UINTA LLC
VANTAGE FORT WORTH ENERGY LLC
VANTAGE ENERGY II ALPHA, LLC

By:	/s/ William E. Jordan
Name:     William E. Jordan
Title:     Senior Vice President, General Counsel and Corporate Secretary

RICE ENERGY INC.

By:	/s/ William E. Jordan
Name:     William E. Jordan
Title:     Senior Vice President, General Counsel and Corporate Secretary

RICE ENERGY OPERATING LLC

By:	/s/ William E. Jordan
Name:     William E. Jordan
Title:     Senior Vice President, General Counsel and Corporate Secretary

RICE DRILLING B LLC
RICE DRILLING D LLC
RICE ENERGY MARKETING LLC
RICE MARKETING LLC
RICE OLYMPUS MIDSTREAM LLC

By:	/s/ William E. Jordan
Name:     William E. Jordan
Title:     Senior Vice President, General Counsel and Corporate Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ John C. Stohlmann
Name:     John C. Stohlmann
Title:    Vice President